As filed with the U.S. Securities and Exchange Commission on November 12, 2021.

Registration No. 333-260748

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vahanna Tech Edge Acquisition I Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	98-1600102
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I R S Employer Identification No)

1230 Avenue of the Americas, 16th Floor

New York, NY 10020

Telephone: (347) 745-6448

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Karan Puri

Chief Executive Officer

Vahanna Tech Edge Acquisition I Corp.

1230 Avenue of the Americas, 16th Floor

New York, NY 10020

Telephone: (347) 745-6448

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Sakowitz Jeffrey Stern Winston & Strawn LLP 200 Park Avenue New York, NY 10166 (212) 294-6700	Chris Newton Maples and Calder Ritter House, PO Box 173 Road Town, Tortola, VG1110 British Virgin Islands Tel: (284) 852-3043	Michael P. Heinz Sidley Austin LLP One South Dearborn Chicago, IL 60603 Tel: (312) 853-7000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, smaller reporting company or an emerging growth company See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b 2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	17,250,000	$10.00	$172,500,000	$15,991
Class A ordinary shares included as part of the units(3)	17,250,000	—	—	—(4)
Redeemable warrants included as part of the units(3)	8,625,000	—	—	—(4)
Total			$172,500,000	$15,991(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 2,250,000 units that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Such units include 2,250,000 Class A ordinary shares and 1,125,000 redeemable warrants.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Form S-1 of Vahanna Tech Edge Acquisition I Corp. (the “Registration Statement”) is being filed with the Securities and Exchange Commission solely for the purpose of providing certain exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting commissions) will be as follows:

Legal fees and expenses	$350,000
Accounting fees and expenses	60,000
SEC/FINRA expenses	45,195
Nasdaq listing and filing fees	85,000
Printing and engraving expenses	35,000
Travel and road show	10,000
Miscellaneous expenses	84,805

Total offering expenses	$670,000

Item 14. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against willful default, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On May 6, 2021, the Sponsor received 5,750,000 of the Company’s Class B ordinary shares (the “Founder Shares”) in exchange for the payment of $25,000 of deferred offering costs. On October 28, 2021, the Sponsor surrendered and forfeited 1,437,500 founder shares for no consideration, following which the Sponsor holds 4,312,500 founder shares. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D.

Our sponsor has committed, pursuant to a written agreement, to purchase from us an aggregate of 8,050,000 private placement warrants (or 8,950,000 warrants if the underwriters’ over-allotment option is exercised in full) at $1.00 per warrant (for an aggregate purchase price of $8,050,000 (or $8,950,000 if the underwriters’ over- allotment option is exercised in full)). This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On or before the date of the prospectus accompanying this registration statement, the representative has agreed to purchase from us an aggregate of up to 225,000 founder shares for an aggregate purchase price of up to $750,000. This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. Any such issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. In connection with such purchase, our sponsor may forfeit and return to us, at no cost, an aggregate of up to 225,000 founder shares, which we will cancel.

Item 16.

Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**

3.1	Memorandum and Articles of Association.*

3.2	Form of Amended and Restated Memorandum and Articles of Association.**

4.1	Specimen Unit Certificate.*

4.2	Specimen Class A Ordinary Share Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Maples and Calder, British Virgin Islands counsel to the Registrant.**

5.2	Opinion of Winston & Strawn LLP, counsel to the Registrant.*

10.1	Promissory Note, dated as of May 6, 2021 issued by the Registrant to Vahanna LLC.*

10.2	Form of Letter Agreement among the Registrant and its officers, directors and Vahanna LLC.**

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

10.4	Form of Registration Rights Agreement between the Registrant and certain security holders.**

10.5	Form of Securities Subscription Agreement, dated May 6, 2021, between the Registrant and Vahanna LLC.*

10.6	Form of Private Placement Warrants Purchase Agreement between the Registrant and Vahanna LLC.*

10.7	Form of Administrative Services Agreement, by and between the Registrant and Vahanna LLC.*

10.8	Form of Subscription Agreement between the Registrant and Mizuho Securites USA LLC**

14	Form of Code of Ethics.*

23.1	Consent of Marcum LLP.*

23.2	Consent of Maples and Calder (included on Exhibit 5.1).**

23.3	Consent of Winston & Strawn LLP (included on Exhibit 5.2).*

24	Power of Attorney (included on the signature page of the initial filing of this Registration Statement).*

99.1	Form of Audit Committee Charter.*

99.2	Form of Compensation Committee Charter.*

99.3	Consent of Diane B. Glossman.*

99.4	Consent of Ajay Shah.*

*	Previously filed.
**	Filed herewith.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of November 2021.

Vahanna Tech Edge Acquisition I Corp.

By:	/s/ Karan Puri
Name: Karan Puri
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Karan Puri	Chief Executive Officer	November 12, 2021
Karan Puri	(Principal Executive Officer)

*	Chief Financial Officer	November 12, 2021
Raahim Don	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	November 12, 2021
Saurav Adhikari

*	Director	November 12, 2021
Abha Kumar

*	Director	November 12, 2021
Rangarajan Sundaram

*By:	/s/ Karan Puri
Karan Puri
Attorney-in-Fact